UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Retention and Incentive Plans

On April 10, 2007, the Board of Directors of New Century Financial Corporation (the "Company") adopted the New Century Financial Corporation Key Employee Incentive Plan (the "Incentive Retention Plan") and the New Century Financial Corporation Executive Incentive Plan (the "Incentive Plan"), both of which are subject to the approval of the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The Incentive Retention Plan provides approximately $2.8 million to fund the payment of retention bonuses and also provides that certain key employees will receive incentive bonuses based upon the extent to which the liquidation prices for certain of the Company’s assets meet or exceed targets established in the plan. The Company currently expects that approximately 120 employees could participate in the Incentive Retention Plan, subject to Bankruptcy Court approval.

The Incentive Plan provides that incentive bonuses based upon the extent to which the liquidation prices for certain of the Company’s assets meet or exceed targets established in the plan will be paid to certain of the Company’s executive officers. Subject to Bankruptcy Court approval, the Company currently expects that the following executives could participate in the Incentive Plan: Brad Morrice, the Company’s President and Chief Executive Officer, Tajvinder S. Bindra, the Company’s Executive Vice President and Chief Financial Officer, Kevin M. Cloyd, an Executive Vice President of the Company and the President of NC Capital Corporation, the Company’s secondary marketing subsidiary, Patti M. Dodge, Executive Vice President of the Company, Joseph F. Eckroth, Jr., Executive Vice President of the Company, Robert J. Lambert, the Company’s Senior Vice President, Leadership and Organizational Development, Anthony T. Meola, the Company’s Executive Vice President, Loan Production, and Stergios Theologides, the Company’s Executive Vice President – Corporate Affairs and General Counsel. Any of the foregoing executives participating in the Incentive Plan will not participate in the Incentive Retention Plan.

The Incentive Retention Plan and the Incentive Plan are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective as of April 10, 2007, Marilyn A. Alexander, one of the Company’s Class II directors with a term expiring in 2008, resigned from the Company’s Board of Directors.

Compensatory Arrangements of Certain Officers

The description of the Incentive Plan under Item 1.01 above is incorporated herein by reference. Payments under the Incentive Plan will be in lieu of any other performance bonus or retention compensation from the Company or any of its subsidiaries under any other plan, program, agreement, applicable law, or policy otherwise applicable to the plan participants.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2007, the Company’s Board of Directors approved the amendment and restatement of the Company’s Bylaws to provide that the Company’s 2007 annual meeting of stockholders shall be held at a date and time during the month of October as shall be determined by a majority of the members of the Company’s Board of Directors, rather than a date and time during the month of May. The Fifth Amended and Restated Bylaws, which were effective immediately, will not affect the dates for the annual meetings to be held in years subsequent to 2007. The Fifth Amended and Restated Bylaws are attached to this Form 8-K as Exhibit 3.2.

Item 8.01 Other Events.

The Commonwealth of Massachusetts Office of the Attorney General issued a Civil Investigation Demand to the Company, which requests certain documents relating to the Company's loan origination business practices in connection with an investigation conducted pursuant to the Attorney General’s authority to enforce consumer protection statutes. The Company is cooperating with this investigation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Fifth Amended and Restated Bylaws of New Century Financial Corporation

10.1 New Century Financial Corporation Key Employee Incentive Plan

10.2 New Century Financial Corporation Executive Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

April 16, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.2	Fifth Amended and Restated Bylaws of New Century Financial Corporation
10.1	New Century Financial Corporation Key Employee Incentive Plan
10.2	New Century Financial Corporation Executive Incentive Plan